Chewy Announces Second Quarter 2025 Financial Results

PLANTATION, Fla., September 10, 2025 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the second quarter of fiscal year 2025 ended August 3, 2025.

Fiscal Q2 2025 Highlights:

•Net sales of $3.10 billion increased 8.6 percent year over year
•Gross margin of 30.4 percent increased 90 basis points year over year
•Net income of $62.0 million, including share-based compensation expense and related taxes of $79.1 million
•Net margin of 2.0 percent decreased 850 basis points year over year(2)
•Basic earnings per share of $0.15, a decrease of $0.55 year over year(2)
•Diluted earnings per share of $0.14, a decrease of $0.54 year over year(2)
•Adjusted EBITDA(1) of $183.3 million, an increase of $38.4 million year over year
•Adjusted EBITDA margin(1) of 5.9 percent increased 80 basis points year over year
•Adjusted net income(1) of $141.1 million, an increase of $36.4 million year over year
•Adjusted basic earnings per share(1) of $0.34, an increase of $0.10 year over year
•Adjusted diluted earnings per share(1) of $0.33, an increase of $0.09 year over year

“Q2 net sales exceeded the high end of our guidance range, growing nearly 9% year over year to $3.1 billion, with Autoship customer net sales increasing by 15% and representing 83% of total net sales for the quarter,” said Sumit Singh, CEO of Chewy. “Chewy’s differentiated value proposition was once again on display, with both active customers and share of wallet (NSPAC) growing 4.5% year over year to reach nearly 21 million customers and $591, respectively.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 8:00 am ET.

Chewy Fiscal Second Quarter 2025 Financial Results Conference Call
When: Wednesday, September 10, 2025
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://www.netroadshow.com/events/login?show=5666441f&confId=85576

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information and “Key Financial and Operating Data” for a reconciliation to the most comparable GAAP measures.
(2)    Year over year decrease primarily related to the release of the valuation allowance on the Company’s U.S. federal and certain state deferred tax assets during the thirteen weeks ended July 28, 2024, resulting in a $275.7 million tax benefit.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies, and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,200 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 130,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate our market share; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, the reliability of our websites, mobile applications, and network infrastructure, including through the use of artificial intelligence; maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended February 2, 2025, in our other filings with the Securities and Exchange Commission, our subsequent quarterly reports, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	As of
	August 3, 2025	February 2, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$591.8	$595.8
Accounts receivable	221.2	169.0
Inventories	874.6	836.7
Prepaid expenses and other current assets	94.3	60.9
Total current assets	1,781.9	1,662.4
Property and equipment, net	554.6	562.2
Operating lease right-of-use assets	442.4	450.4
Goodwill	39.4	39.4
Deferred tax assets	257.5	257.5
Other non-current assets	43.0	42.6
Total assets	$3,118.8	$3,014.5
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,226.0	$1,175.9
Accrued expenses and other current liabilities	967.2	1,030.8
Total current liabilities	2,193.2	2,206.7
Operating lease liabilities	494.1	502.4
Other long-term liabilities	41.6	43.9
Total liabilities	2,728.9	2,753.0
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of August 3, 2025 and February 2, 2025	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 224,757,113 and 193,892,875 shares issued and outstanding as of August 3, 2025 and February 2, 2025, respectively	2.2	1.9
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 189,758,441 and 219,698,561 shares issued and outstanding as of August 3, 2025 and February 2, 2025, respectively	1.9	2.2
Additional paid-in capital	1,843.6	1,840.2
Accumulated deficit	(1,458.5)	(1,582.9)
Accumulated other comprehensive income	0.7	0.1
Total stockholders’ equity	389.9	261.5
Total liabilities and stockholders’ equity	$3,118.8	$3,014.5

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net sales	$3,104.2	$2,858.6	$6,220.2	$5,736.3
Cost of goods sold	2,162.0	2,014.8	4,354.2	4,038.5
Gross profit	942.2	843.8	1,866.0	1,697.8
Operating expenses:
Selling, general and administrative	671.9	621.2	1,325.0	1,223.8
Advertising and marketing	200.6	190.5	394.4	377.3
Total operating expenses	872.5	811.7	1,719.4	1,601.1
Income from operations	69.7	32.1	146.6	96.7
Interest and other income, net	4.3	14.4	5.3	28.2
Income before income tax provision (benefit)	74.0	46.5	151.9	124.9
Income tax provision (benefit)	12.0	(252.6)	27.5	(241.1)
Net income	$62.0	$299.1	$124.4	$366.0

Comprehensive income:
Net income	$62.0	$299.1	$124.4	$366.0
Foreign currency translation adjustments	0.2	0.3	0.6	0.7
Comprehensive income	$62.2	$299.4	$125.0	$366.7

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.15	$0.70	$0.30	$0.85
Diluted	$0.14	$0.68	$0.29	$0.84
Weighted-average common shares used in computing earnings per share:
Basic	414.2	429.4	413.9	432.1
Diluted	428.4	437.9	426.8	437.2

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	26 Weeks Ended
	August 3, 2025	July 28, 2024
Cash flows from operating activities
Net income	$124.4	$366.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62.1	56.5
Share-based compensation expense	150.4	147.0
Non-cash lease expense	17.4	16.2
Deferred income tax benefit	—	(275.7)
Unrealized foreign currency (gains) losses, net	(0.2)	1.0
Other adjustments	5.8	(1.9)
Net change in operating assets and liabilities:
Accounts receivable	(52.1)	(47.0)
Inventories	(37.5)	(84.2)
Prepaid expenses and other current assets	(32.2)	(5.2)
Other non-current assets	—	2.0
Trade accounts payable	50.0	74.9
Accrued expenses and other current liabilities	(49.8)	(28.5)
Operating lease liabilities	(16.9)	(16.8)
Other long-term liabilities	(1.1)	1.0
Net cash provided by operating activities	220.3	205.3
Cash flows from investing activities
Capital expenditures	(65.7)	(61.2)
Proceeds from maturities of marketable securities	—	538.4
Other investing activities	(5.2)	—
Net cash (used in) provided by investing activities	(70.9)	477.2
Cash flows from financing activities
Repurchases of common stock	(152.6)	(532.0)
Proceeds from, net of income taxes paid for, parent reorganization transaction	2.3	(57.5)
Payments of secondary offering costs	(0.7)	—
Principal repayments of finance lease obligations	(0.1)	(0.5)
Other financing activities	(2.9)	—
Net cash used in financing activities	(154.0)	(590.0)
Effect of exchange rate changes on cash and cash equivalents	0.6	(0.2)
Net (decrease) increase in cash and cash equivalents	(4.0)	92.3
Cash and cash equivalents, as of beginning of period	595.8	602.2
Cash and cash equivalents, as of end of period	$591.8	$694.5

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release the following non-GAAP financial measures:

•Adjusted EBITDA: defined as net income (the most comparable GAAP financial measure) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision (benefit); interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; severance and exit costs; and litigation matters and other items that we do not consider representative of our underlying operations.
•Adjusted EBITDA margin: defined as adjusted EBITDA divided by net sales, as compared to net margin (the most directly comparable GAAP financial measure) defined as net income divided by net sales.
•Adjusted net income: defined as net income (the most comparable GAAP financial measure) excluding share-based compensation expense and related taxes, releases of valuation allowances associated with deferred tax assets, changes in the fair value of equity warrants, and severance and exit costs.
•Adjusted basic and diluted earnings per share: defined as adjusted net income attributable to common stockholders divided by the weighted-average shares outstanding during the period, as compared to basic and diluted earnings per share (the most directly comparable GAAP financial measures) defined as net income attributable to common stockholders divided by the weighted average shares outstanding during the period.
•Free cash flow: defined as net cash provided by operating activities (the most comparable GAAP financial measure) less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our websites, mobile applications, software development, and leasehold improvements).

We have included these non-GAAP metrics in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans, assess liquidity and the amount of cash we generate, and make strategic decisions regarding the allocation of capital. Accordingly, we believe these non-GAAP metrics provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude: i) non-cash depreciation and amortization, income tax provision (benefit), interest income (expense), net, transaction related costs, and litigation matters and other items from our adjusted EBITDA, ii) releases of valuation allowances associated with deferred tax assets from our adjusted net income, and iii) changes in the fair value of equity warrants, share-based compensation and related taxes, and severance and exit costs from our adjusted EBITDA and adjusted net income as these exclusions may represent temporary initiatives to realign resources and enhance operational efficiency, and/or are not components of, and may not directly correlate to, the underlying performance of our core business operations.

All of these non-GAAP measures have limitations as financial measures and you should not consider these in isolation or as a substitute for analysis of our results as reported under GAAP. Specifically, some of these limitations are:

•although depreciation and amortization are non-cash charges excluded from Adjusted EBITDA, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities), certain costs related to integrating and converging IT systems, and other items;
•adjusted EBITDA and adjusted net income do not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; and
•adjusted EBITDA and adjusted net income do not reflect changes in the fair value of equity warrants, and severance and exit costs, as all of these exclusions are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction or initiative.

Additionally, other companies, including companies in our industry, may calculate these non-GAAP measures differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider these measures alongside GAAP financial performance measures, including net income, net margin, basic and diluted earnings per share, various cash flow metrics including net cash provided by operating activities and capital expenditures, and our other GAAP results.

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	13 Weeks Ended			26 Weeks Ended
(in millions, except net sales per active customer, per share data, and percentages)	August 3, 2025	July 28, 2024	% Change	August 3, 2025	July 28, 2024	% Change
Financial and Operating Data
Net sales	$3,104.2	$2,858.6	8.6%	$6,220.2	$5,736.3	8.4%
Net income (1)	$62.0	$299.1	(79.3)%	$124.4	$366.0	(66.0)%
Net margin	2.0%	10.5%		2.0%	6.4%
Adjusted EBITDA (2)	$183.3	$144.9	26.5%	$376.0	$307.8	22.2%
Adjusted EBITDA margin (2)	5.9%	5.1%		6.0%	5.4%
Adjusted net income (2)	$141.1	$104.7	34.8%	$290.0	$241.8	19.9%
Earnings per share, basic (1)	$0.15	$0.70	(78.6)%	$0.30	$0.85	(64.7)%
Earnings per share, diluted (1)	$0.14	$0.68	(79.4)%	$0.29	$0.84	(65.5)%
Adjusted earnings per share, basic (2)	$0.34	$0.24	41.7%	$0.70	$0.56	25.0%
Adjusted earnings per share, diluted (2)	$0.33	$0.24	37.5%	$0.68	$0.55	23.6%
Net cash provided by operating activities	$133.9	$123.4	8.5%	$220.3	$205.3	7.3%
Free cash flow (2)	$105.9	$91.5	15.7%	$154.6	$144.1	7.3%
Active customers	20.906	20.002	4.5%	20.906	20.002	4.5%
Net sales per active customer	$591	$565	4.6%	$591	$565	4.6%
Autoship customer sales	$2,576.9	$2,242.2	14.9%	$5,139.6	$4,475.1	14.8%
Autoship customer sales as a percentage of net sales	83.0%	78.4%		82.6%	78.0%
(1) Includes share-based compensation expense and related taxes of $79.1 million and $157.1 million for the thirteen and twenty-six weeks ended August 3, 2025, compared to $82.5 million and $152.0 million for the thirteen and twenty-six weeks ended July 28, 2024.

(2) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” above for additional information and below for a reconciliation to the most comparable GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated:

(in millions, except percentages)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net income	$62.0	$299.1	$124.4	$366.0
Add (deduct):
Depreciation and amortization	32.1	28.5	62.1	56.5
Share-based compensation expense and related taxes	79.1	82.5	157.1	152.0
Interest income, net	(3.9)	(12.9)	(7.1)	(27.4)
Change in fair value of equity warrants	—	(1.2)	2.6	(0.5)
Income tax provision (benefit)	12.0	(252.6)	27.5	(241.1)
Severance costs	—	—	5.9	—
Transaction related costs	0.6	0.5	0.7	0.5
Other	1.4	1.0	2.8	1.8
Adjusted EBITDA	$183.3	$144.9	$376.0	$307.8
Net sales	$3,104.2	$2,858.6	$6,220.2	$5,736.3
Net margin	2.0%	10.5%	2.0%	6.4%
Adjusted EBITDA margin	5.9%	5.1%	6.0%	5.4%

Adjusted Net Income and Adjusted Basic and Diluted Earnings per Share

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated:

(in millions, except per share data)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net income	$62.0	$299.1	$124.4	$366.0
Add (deduct):
Share-based compensation expense and related taxes	79.1	82.5	157.1	152.0
Change in fair value of unvested equity warrants	—	(1.2)	2.6	(0.5)
Deferred tax asset valuation allowance release	—	(275.7)	—	(275.7)
Severance costs	—	—	5.9	—
Adjusted net income	$141.1	$104.7	$290.0	$241.8
Weighted-average common shares used in computing earnings per share and adjusted earnings per share:
Basic	414.2	429.4	413.9	432.1
Effect of dilutive share-based awards	14.2	8.5	12.9	5.1
Diluted	428.4	437.9	426.8	437.2
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.15	$0.70	$0.30	$0.85
Diluted	$0.14	$0.68	$0.29	$0.84
Adjusted basic	$0.34	$0.24	$0.70	$0.56
Adjusted diluted	$0.33	$0.24	$0.68	$0.55

Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated:

(in millions)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net cash provided by operating activities	$133.9	$123.4	$220.3	$205.3
Deduct:
Capital expenditures	(28.0)	(31.9)	(65.7)	(61.2)
Free Cash Flow	$105.9	$91.5	$154.6	$144.1

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, pharmacy facilities, veterinary clinics, customer service infrastructure, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Investor Contact:
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com